SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 20, 1998

                      TROPICAL SPORTSWEAR INT'L CORPORATION
             (Exact name of Registrant as specified in its charter)

                           Florida 0-23161 59-3420305
 (State of Incorporation) (Commission File No.) (I.R.S. Employer Identification
                                      No.)


                             4902 WEST WATERS AVENUE
                            TAMPA, FLORIDA 33634-1302
          (Address of principal executive offices, including zip code)


                                  813-249-4900
              (Registrant's telephone number, including area code)










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Item 5.  Other Events

         This Current Report has been filed by the Company to disclose recent developments in several litigation matters previously reported by the Company.

         On March 21, 1997, Levi Straus & Co. brought suit against the Company in United States District Court for the Northern District of California. The complaint alleges, among other things, that several marks in the Company's family of Flyers(TM) trademarks and certain trade dress used in the labeling and packaging of the Company's Flyers(TM) and Bay to Bay(R) products infringe upon certain of plaintiff's proprietary trademark and trade dress rights in violation of federal Lanham Act and California law. The complaint seeks injunctive relief, as well as treble damages and attorneys' fees. Levi Strauss & Co. has also filed opposition proceedings in the United States Patent and Trademark Office against the Company's trademark applications for two marks in the Flyers(TM) family of marks. These opposition proceedings have been suspended pending resolution of the litigation. In addition, plaintiff had indicated that it believes that certain trade dress used in the labeling and packaging of the Company's Bill Blass(R) brand dress slacks also infringes upon certain of plaintiff's proprietary trade dress rights. In an attempt to limit the Company's liability, if any, with respect to such alleged infringement, the Company has unilaterally altered the trademark and trade dress which are currently the subjects of this litigation. The Company previously reported that the parties appeared to be very close to finalizing a settlement agreement; however, a final settlement agreement was not ultimately agreed upon and the parties have re-commenced litigation activities. The parties are continuing settlement discussions while the litigation ensues. The Company intends to vigorously defend these claims, but remains open to reasonable settlement terms. Given the vagaries of litigation, the Company cannot predict the outcome of this suit. If plaintiff prevails, the outcome could have a material adverse effect on the Company's business, results of operations or financial condition.

         As previously reported, on July 3, 1997, Out-of-Mexico Apparel, Ltd. brought suit against the Company in California Superior Court for, among other things, breach of contract, breach of a non circumvention agreement, and violation of the California Unfair Business Practices Act. The complaint alleged that the Company entered into contracts for the manufacture of apparel with certain manufacturers in contravention of a customer non-disclosure and non-circumvention agreement between Out-of-Mexico Apparel, Ltd. and the Company. The complaint sought compensatory damages and pre-judgement interest, punitive damages and the costs of suit. The Company has reached a settlement agreement with the plaintiffs for an amount that will not materially affect the Company's operating results.

         On December 30, 1997, the Company brought suit against Bremen Trouser's Inc. ("Bremen") in the State Circuit Court in Tampa, Florida seeking a declaratory judgement that the Company has the right to manufacture and sell casual pants with "busted seams" using the Bill Blass(R) label pursuant to a license agreement (the "Pincus License Agreement") between the Company and Pincus Bros., Inc. ("Pincus"). Bremen is a licensee of Pincus under a separate license agreement. In March 1998, the Company filed an amended complaint, which added Pincus as a defendant, alleging breach of contract against Pincus and tortious interference with business relations against Bremen. Also in March 1998, Pincus and Bremen filed a separate complaint against the Company, alleging, among other things, that the Company violated the terms of the Pincus License Agreement by manufacturing "busted seam" pants. Pincus and Bremen sought unspecified damages and other non-monetary relief. The Company has reached a settlement agreement with regard to this litigation which does not require that the Company pay any monetary amounts.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                   TROPICAL SPORTSWEAR INT'L CORPORATION
                               (Registrant)



                                       /s/ N. Larry McPherson
                                       N. Larry McPherson
                                       Executive Vice President
                                       Finance and Operations



Date: November 9, 1998